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                                                                    EXHIBIT 8.2

                                FORM OF OPINION

                        [FENWICK & WEST LLP LETTERHEAD]

                                        , 2002

Board of Directors
Talarian Corporation
333 Distel Circle
Los Altos, California 94022

   Re: Exhibit Tax Opinion to the S-4 Registration Statement Filed in
       Connection With the Merger Transaction Involving TIBCO Software Inc. and Talarian Corporation

Gentlemen:

   We have been requested to render this opinion concerning the description of the material U.S. federal income tax considerations in connection with the proposed merger (the transaction collectively referred to as the "Merger") involving Talarian Corporation, a Delaware corporation ("Talarian"), TIBCO Software Inc., a Delaware corporation ("TIBCO"), and Panther Acquisition Corp., a Delaware corporation ("Panther Acquisition") and a wholly owned subsidiary of TIBCO. The Merger is further described in the Securities and Exchange
Commission Form S-4 Registration Statement filed on       , 2002, and related
Exhibits thereto, as thereafter amended at any time to and including the date hereof (the "S-4 Registration Statement"). This opinion has been requested solely in connection with the filing of the S-4 Registration Statement with the Securities and Exchange Commission with respect to the Merger.

   Pursuant to the applicable corporate laws of the State of Delaware and in accordance with the Agreement and Plan of Merger by and among TIBCO, Panther Acquisition, and Talarian dated as of January 4, 2002, and exhibits thereto (collectively, the "Agreement"), the Merger will be structured as (a) a forward triangular merger pursuant to which Talarian will merge with and into Panther Acquisition, with Panther Acquisition continuing as the surviving corporation and a wholly owned subsidiary of TIBCO, or (b) a reverse triangular merger pursuant to which Panther Acquisition will merge with and into Talarian, with Talarian continuing as the surviving corporation and becoming a wholly owned subsidiary of TIBCO, or (c) a reverse triangular merger (pursuant to which Panther Acquisition will merge with and into Talarian, with Talarian continuing as the surviving corporation) followed by a second-step forward triangular merger pursuant to which the surviving corporation of the reverse triangular merger will merge with and into another wholly owned subsidiary of TIBCO, with such subsidiary of TIBCO continuing as the surviving corporation.

   Except as otherwise indicated, capitalized terms used herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

   We have acted as legal counsel to Talarian in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto), among others:

   1.  The S-4 Registration Statement (including exhibits thereto);

   2.  The Agreement; and

   3. Officers' tax certificates relating to the Merger signed by and received from authorized officers of the corporate parties to the Merger.

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   In addition, in connection with rendering this opinion, we have assumed
(without any independent investigation thereof) that:

   (1) Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time of the Merger) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;

   (2) Any statements, covenants, representations or warranties referred to above made "to the best of knowledge," "to the knowledge of" or otherwise similarly qualified are correct without such qualification. As to all matters in which a person or entity making a representation referred to above has represented that such person or entity is not a party to, does not have or is not aware of, any plan, intention, understanding or agreement, there is in fact no such plan, intention, understanding or agreement;

   (3) All statements, covenants, representations and warranties, whether or not qualified, are true and will remain true through the Effective Date and thereafter where relevant, and no actions have been (or will be taken) which are inconsistent with such representations;

   (4) The Merger will be consummated pursuant to the Agreement and will be effective under the laws of the state of Delaware; and

   (5) An opinion of counsel, substantially identical in substance to this opinion, has been delivered to TIBCO by Venture Law Group, A Professional Corporation, and will not be withdrawn prior to the Effective Date.

   Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the S-4 Registration Statement, we are of the opinion that the discussion set forth in the S-4 Registration Statement under the heading "Proposal No. 1--The Merger--Material United States Federal Income Tax Considerations" constitutes, in all material respects, a fair and accurate summary of the U.S. federal income tax consequences of the Merger generally applicable to a Talarian stockholder.

   Our opinion set forth above is based on the existing provisions of the Code, Treasury Regulations (including Temporary Treasury Regulations) promulgated under the Code, published Revenue Rulings, Revenue Procedures and other announcements of the Internal Revenue Service and existing court decisions, any of which could be changed at any time. Any such changes might be retroactive with respect to transactions entered into prior to the date of such changes and could significantly modify the opinion set forth above. Nevertheless, we undertake no responsibility to advise you of any subsequent developments in the application, operation or interpretation of the U.S. federal income tax laws.

   This opinion is being delivered solely to the board of directors of Talarian as constituted on the date hereof for the sole purpose of being included as an exhibit to the S-4 Registration Statement; it may not be relied upon or utilized for any other purpose (including, without limitation, satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity, without our prior written consent. We do, however, consent to the filing of this opinion as Exhibit 8.2 to the S-4 Registration Statement and to the use of our name in the S-4 Registration Statement wherever it appears. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules or regulations promulgated thereunder, or that we are experts with respect to any portion of the S-4 Registration Statement within the meaning of the term "experts" as used in the Securities Act, or the rules and regulations promulgated thereunder.

                                          Very truly yours,

                                          --------------------------------------
                                          FENWICK & WEST LLP
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